
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8-K12g-3

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  April 27, 2000


                          CAPSULE COMMUNICATIONS, INC
                           -------------------------
                (Exact name of issuer as specified in charter)

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


           Delaware                       0-22944              22-3055962
(State or Other Jurisdiction             (Commission       (I.R.S. Employer
     of Incorporation)                   File Number)     Identification No.)

                              2 Greenwood Square
                          3331 Street Road, Suite 275
                         Bensalem, Pennsylvania 19020
                   (Address of principal executive offices)

                                (215) 633-9400
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS
          ------------

     As we previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 1999, at our 1999 Annual Meeting of Shareholders, our shareholders approved our reincorporation from New York into Delaware. Our reincorporation was effected in Delaware on April 27, 2000 through a merger of US WATS, Inc. ("USW") into a wholly-owned subsidiary of USW named Capsule Communications, Inc. ("Capsule"). Upon completion of the merger, USW ceased to exist as a separate corporation and, by operation of law, the entire business of USW was acquired by and is now being carried on through Capsule. Each share of common stock of USW has automatically been converted into a share of common stock of Capsule, and the shares will continue to trade on the Nasdaq SmallCap Market under the symbol "CAPS." Pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), Capsule's common stock automatically became registered under Section 12(g) of the Exchange Act.


ITEM 7.    EXHIBITS
           --------

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
     2      Agreement and Plan of Merger

     99     Press Release


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                                       2

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAPSULE COMMUNICATIONS, INC.

                                    /s/ David B. Hurwitz
                                    _________________________________
Date:     May 3, 2000               By: David B. Hurwitz
                                    President and Chief Executive Officer

                                 EXHIBIT INDEX

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

      EXHIBIT
      NUMBER                    DESCRIPTION OF EXHIBITS
   -------------            -------------------------------

         2                    Agreement and Plan of Merger*

         99                   Press Release
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____________________
*Previously filed as an Exhibit to US WATS, Inc.'s Definitive Schedule 14A filed with the Commission on October 25, 1999.



                                       4